UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2012

INGREDION INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13397 (Commission File Number)	22-3514823 (I.R.S. Employer Identification Number)

5 Westbrook Corporate Center, Westchester, Illinois 60654-5749
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (708) 551-2600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a – 12 under the Exchange Act (17 CFR 240.14a – 12)

☐            Pre-commencement communications pursuant to Rule 14d – 2(b) under the Exchange Act (17 CFR 240.14d(b))

☐            Pre-commencement communications pursuant to Rule 13e – 4(c) under the Exchange Act (17 CFR 240.13e – 4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  On February 24, 2012, Ingredion Incorporated (the “Company”) announced the intention of Robin A. Kornmeyer, age 64, the Company’s Vice President and Corporate Controller to retire.

On August 15, 2012 the Company’s Board of Directors elected Matthew R. Galvanoni Vice President and Corporate Controller to succeed Mr. Kornmeyer as the Corporate Controller of the Company effective August 15, 2012.  As such Mr. Galvanoni will serve as the Company’s principal accounting officer.

There are no arrangements or understandings between Mr. Galvanoni and any other persons pursuant to which Mr. Galvanoni was selected as Vice President and Corporate Controller of the Company.

Mr. Galvanoni, age 40, previously served as Vice President, Corporate Accounting from June 18, 2012, when he joined Ingredion, to August 15, 2012.  Mr. Galvanoni was previously with Exelon Corporation for 10 years.  He served as Principal Accounting Officer of Exelon Generation and Vice President and Assistant Corporate Controller of Exelon Corporation from July 2009 until June 2012.  Mr. Galvanoni previously served as Vice President and Controller of Commonwealth Edison Company and PECO Energy Company from January 2007 to July 2009.  He served in various roles at the Director level of the Controllership organization of Exelon Corporation from November 2002 to January 2007. Previously, Mr. Galvanoni was a senior manager assurance at PricewaterhouseCoopers LLP.  Mr. Galvanoni holds a Bachelor of Science degree in accounting from the University of Illinois, Urbana-Champaign and a Master of Business Administration Degree from Northwestern University.

The Company has agreed to compensation arrangements with Mr. Galvanoni that include:

•                                          an annual salary of $300,000;

•                                          a target annual incentive bonus of 50% of salary, or $150,000, prorated for 2012;

•                                          it will be recommended to the compensation committee of the board that Mr. Galvanoni be granted a long-term equity incentive award which will be based on market conditions and can range from $168,000 to $252,000 for 2013 as follows: (1) 40% will consist of a grant of stock options, the number and exercise price of which will be determined on the date of grant using the Black-Scholes value of Company stock on such date, (2) 35% will consist of performance shares, the number of which will be determined based on the fair market value of Company stock on the date of grant and (3) 25% will consist of restricted stock units, the number of which will be determined on the date of grant;

•                                          Mr. Galvanoni was granted restricted stock units with a face value of $300,000 (vesting ratably in three installments on the third, fourth and fifth anniversaries of the date of grant);

•                                          Mr. Galvanoni received a one-time signing bonus of $70,000 gross; and

•                                          Mr. Galvanoni will receive other benefits generally applicable to officers of the Company.

The Company will enter into an Executive Severance Agreement.  Under Mr. Galvanoni’s Executive Severance Agreement we will be required to make certain payments and provide certain benefits if his employment is terminated by us other than because of death, “Disability” or “Cause” or is terminated by the officer for “Good Reason” (in each case as defined in the agreement) within two years after a change in control of the company.  His agreement will also include a prohibition of soliciting or recruiting any of our employees or consultants that would apply for one year following his termination of employment and confidentiality provisions that would apply for an unlimited period of time following his termination of employment.

The agreement will provide for the payment of salary and vacation pay accrued through the termination date plus amounts under our annual bonus plan based on the assumption that the target award level was achieved, pro rated for the relevant year or portion thereof. In addition, he would receive, as a severance payment, a lump sum amount equal to three times the sum of his (a) highest base salary in effect during any consecutive 12-month period within the 36 months immediately preceding the date of termination and (b) his target annual incentive plan payment for the year in which the termination occurs.

The agreement will provide for continuation of certain benefits (including contributions to pension plans) for a period of 36 months (if he is at least 62 years old, our Compensation Committee has the discretion to provide such continued insurance and other benefits only until he attains age 65) and certain allowances for a period of three months, which include, based on current allowances, continued use of a leased car for three months. The agreement also will provide for accelerated vesting pursuant to our Stock Incentive Plan of his then unvested restricted stock and restricted stock unit awards and other stock-based awards, including, but not limited to, performance share awards under our long-term incentive compensation program on a change in control.

We will also enter into our standard indemnification agreement with Mr. Galvanoni.  Under the indemnification agreement, subject to certain exceptions, the Company will agree to indemnify Mr. Galvanoni if he is involved, or threatened to be involved, in any threatened, pending, or completed action, suit, or proceeding or any inquiry or investigation (whether conducted by the Company or any other party), that he in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise as a result of his service as a director, officer, employee, agent or fiduciary of the Company, or his service at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of anything done or not done by him in any such capacity, to the fullest extent permitted by the Delaware General Corporation Law against all expenses (including attorneys’ fees), judgments, fines, ERISA excise taxes and penalties in connection with investigating, preparing for and defending or participating in the defense of (including on appeal) or settling any indemnified claim and any and all interest, assessments and other charges paid or payable with or in respect of such expenses. The foregoing description is qualified in its entirety by reference to the form of Indemnification Agreement, a copy of which was filed as Exhibit 10.5 to the Company’s annual report on Form 10-K for the year ended December 31, 1997 and is incorporated herein by reference.

There have been no transactions, nor are there any currently proposed transactions, to which the Company was or is to be a participant and in which Mr. Galvanoni or any member of his immediate family had, or will have, a direct or indirect material interest.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Ingredion Incorporated dated August 15, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2012	INGREDION INCORPORATED

	By:	/s/ Cheryl K. Beebe
Name: Cheryl K. Beebe
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Ingredion Incorporated dated August 15, 2012